UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Office)	KY1-9006 (Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Independent Director

On January 9, 2023, the Board of Directors (the “Board”) of Oxbridge Re Holdings Limited (the “Company”) accepted the resignation of Mr. Raymond Cabillot as an independent director of the Company, effective immediately. Mr. Cabillot’s decision to resign did not involve any disagreements with the Company, management or the Board relating to the Company’s operations, policies or practices.

Appointment of New Independent Director

On January 9, 2022, the Board of Oxbridge Re Holdings Limited appointed Mr. Arun Gowda to serve as an independent director on the Board of the Company, effective immediately. Mr. Gowda will also serve as a director of Oxbridge Reinsurance Limited (“OxRe”), subject to approval of the Cayman Islands Monetary Authority (“CIMA”). Mr. Gowda’s appointment was made to fill the vacancy resulting from Mr. Cabillot’s resignation, and he was appointed for a term that ends at the 2023 annual general meeting of shareholders.

Mr. Gowda has served as the Managing Partner of Broadpeak Ventures, a private investment company, since January 2018. In his role as Managing Partner, Mr. Gowda oversees and manages investment and business development with early-stage venture companies in asset management, insurance and alternative investment strategies.

Mr. Gowda served as the Managing Director, UBS O’Connor, New York, an alternative investment arm of UBS Group AG (NYSE: UBS), from September 2016 to December 2017, where he was responsible for raising funds for private credit and hedge funds. From February 2012 to December 2015, Mr. Gowda served as Managing Director at Guggenheim Investments, New York, where he was responsible for development of the alternative investment platform for institutional investors, including pension funds, insurance companies and private banks.

From August 1993 to December 2011, Mr. Gowda held senior roles of Vice President at Morgan Stanley, New York (NYSE: MS), Executive Director at UBS Investment Bank, London (NYSE: UBS) and Partner at Eventi Capital Partners, Toronto, where he managed investments in private companies in technology, medical devices, and alternatives.

Mr. Gowda has served as a director on Ide8 Re, a Bermuda captive reinsurer for insurtech Bamboo Insurance from April 2021 to present. Mr. Gowda has also served as an advisor to the management of Aquarian Holdings and Osprey Funds since January 2019 and May 2021, respectively.

Mr. Gowda holds an MBA in Finance from The Wharton School, University of Pennsylvania, and a Bachelor’s Degree with Distinction in Electrical Engineering, Computer Science and Math from Vanderbilt University.

Mr. Gowda brings to the Board invaluable experience in investments, hedge funds, insurance and reinsurance products, and experience in fund raise and scaling businesses to our boards. Mr. Gowda was appointed to serve as the Chair of the Audit Committee and the Investment Committee of the Board, and a member of the Nominating and Corporate Governance and Compensation of the Board.

Adoption of Non-Employee Director Compensation Program

On January 9, 2023, the Board, in consultation with our independent compensation consultant, adopted and approved a non-employee director compensation program (the “Non-Employee Director Compensation Program”) that provides for annual retainer fees and equity awards for our non-employee directors. The program was adopted under the 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”). Under the Non-Employee Director Compensation Program, each non-employee director of the Company receives an annual cash retainer of $15,000 payable in arrears in equal quarterly payments, pro-rated for partial years. Non-employee directors will also receive an annual restricted share award for a number of restricted ordinary shares equal to $25,000 divided by the closing price of the Company’s ordinary shares on the grant date, which annual awards will vest one-half on the 180th day after the grant date and one-half on the first anniversary of the grant date. The annual restricted share award will be granted on the first trading day of January of each year. The Non-Employee Director Compensation Program also provides for an initial restricted share grant on the date on which a person first becomes a director of the Company with respect to a number of shares equal to $25,000 divided by the closing price of the Company’s ordinary share on the grant date. Restricted share granted under the non-employee director compensation program will be subject to accelerated vesting upon a change of control of the Company.

The foregoing description of the Non-Employee Director Compensation Program is summary in nature and is qualified in its entirety by the full text of such program, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Executive Employment Agreements

On January 9, 2023, in consultation with our independent compensation consultant, the Company and Jay Madhu entered into an Amended and Restated Employment Agreement under which Mr. Madhu will continue to serve as the Chief Executive Officer of the Company (the “Madhu Employment Agreement”). The Madhu Employment Agreement provides for an annual base salary of $300,000, and it provides that Mr. Madhu may be granted annual incentive bonuses at the discretion of the Board and may participate in the Company’s equity incentive plans on the same terms as other senior executives. The agreement also provides that Company will annually grant to Mr. Madhu 40,000 restricted shares under the 2021 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date. Under the Madhu Employment Agreement, Mr. Madhu is entitled to participate in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate. The agreement also provides for a lump-sum M&A transaction bonus of seven percent of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries. The term of the Madhu Employment Agreement is through December 31, 2025, and is automatically renewed for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Madhu at least ninety days prior to the renewal date. Mr. Madhu will receive a lump-sum payment equal to his base salary otherwise payable under the employment agreement for a three-year severance period if terminated “without cause” (including a non-renewal of the agreement by the Company) or he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date. Mr. Madhu’s employment agreement contains certain non-competition covenants and confidentiality provisions.

On January 9, 2023, in consultation with our independent compensation consultant, the Company and Wrendon Timothy entered into an Amended and Restated Employment Agreement under which Mr. Timothy will continue to serve as the Chief Financial Officer of the Company (the “Timothy Employment Agreement”). The Timothy Employment Agreement provides for an annual base salary of $195,000, and it provides that Mr. Timothy may be granted annual incentive bonuses at the discretion of the Board and may participate in the Company’s equity incentive plans on the same terms as other senior executives. The agreement also provides that Company will annually grant to Mr. Timothy 25,000 restricted shares under the 2021 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date. Under the Timothy Employment Agreement, Mr. Timothy is entitled to participate in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate. The agreement also provides for a lump-sum M&A transaction bonus of three percent of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries. The term of the Timothy Employment Agreement is through December 31, 2025 and is automatically renewed for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Timothy at least ninety days prior to the renewal date. Mr. Timothy will receive lump-sum payment equal to the base salary otherwise payable under the employment agreement for a three-year severance period if terminated “without cause” (including a non-renewal of the agreement by the Company) or he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date. Mr. Timothy’ employment agreement contains certain non-competition covenants and confidentiality provisions.

The foregoing descriptions of the Madhu Employment Agreement and Timothy Employment Agreement are summary in nature and are qualified in their entirety by the full text of such agreements, which are attached as Exhibits 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

Restricted Share Grants

On January 9, 2023, in accordance with the Non-Employee Director Compensation Program described above, 10,549 ordinary shares of the Company were granted to each of our non-employee directors, Arun Gowda, Lesley Thompson and Dwight Merren, under our 2021 Omnibus Plan. The awards will vest one-half on the 180th day after the grant date and one-half on the first anniversary of the grant date, provided that the director is in continuous service to the Company through the applicable vesting date. Unvested restricted shares will vest on an accelerated basis upon a change of control of the Company (as defined in 2021 Omnibus Plan).

On January 9, 2023, in accordance with the Madhu Employment Agreement and the Timothy Employment Agreement described above, our Board granted 40,000 and 25,000 ordinary shares of the Company to Mr. Madhu and Mr. Timothy, respectively. The ordinary shares were granted under our 2021 Omnibus Plan. The awards will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date, contingent on Mr. Madhu’s and Mr. Timothy continuous employment or service with the Company until the applicable vesting date. Unvested restricted shares will vest on an accelerated basis upon a change of control of the Company (as defined in 2021 Omnibus Plan).

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the restricted shares to executive officers and non-employee directors as described in Item 5.02 above are and will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities did and does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, was made without any form of general solicitation to a sophisticated party, and was made with full access to any information requested regarding the Company and the ordinary shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Oxbridge Re Holdings Limited Non-Employee Director Compensation Program
10.2	Oxbridge Re Holdings 2021 Omnibus Incentive Plan
10.3	Amended and Restated Employment Agreement, dated January 9, 2023, with Jay Madhu
10.4	Amended and Restated Employment Agreement, dated January 9, 2023, with Wrendon Timothy
10.5	Form of Restricted Stock Agreement under the Oxbridge Re Holdings Limited 2021 Omnibus Incentive Plan
EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: January 13, 2023	Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request